MAXXAM GROUP HOLDINGS INC.


               $130,000,000 12% Senior Secured Notes due 2003






                       SECOND SUPPLEMENTAL INDENTURE

                         Dated as of July 29, 1998

                                     to

                                 INDENTURE

                       Dated as of December 23, 1996

                            --------------------

               U.S. Bank Trust National Association, Trustee



          SECOND SUPPLEMENTAL INDENTURE, dated as of July 29, 1998, between MAXXAM Group Holdings Inc. (the "Company") and U.S. Bank Trust National Association, a national banking association (formerly known as First Bank National Association), as Trustee (the "Trustee").

          WHEREAS, the Company and First Bank National Association, as trustee, executed an Indenture, dated as of December 23, 1996, in respect of $130,000,000 aggregate principal amount of 12% Senior Secured Notes due 2003 (the "Indenture");

          WHEREAS, the Indenture was supplemented and amended by a First Supplemental Indenture dated as of July 8, 1998;

          WHEREAS, the Indenture, as supplemented and amended by such First Supplemental Indenture, is hereinafter referred to as the "Indenture";

          WHEREAS, the Indenture was also executed by MAXXAM Inc. to confirm its agreements set forth in Article 12 of the Indenture;

          WHEREAS, for all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

          WHEREAS, Section 9.01 of the Indenture permits the Company and the Trustee to amend, supplement or otherwise modify the Indenture or the Securities as hereinafter provided; and

          WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:


                                 ARTICLE I

                                 AMENDMENTS

          The Indenture is hereby amended as follows:

          1. Section 4.03(a) of the Indenture is hereby amended by replacing the number 2.0 in such section with the number 3.2.

          2. Section 5.01 of the Indenture is hereby amended by replacing the number 2.0 in clause (iii) of such section with the number 3.2.

          3. Section 10.01(b) of the Indenture is hereby amended by deleting the first sentence following clause (iv) of such section.

          4. Section 10.05(c)(1) of the Indenture is hereby amended by replacing the number 16,055,000 in clause (iii) of such subsection with the number 27,938,250.

          5. Exhibit D to the Indenture is hereby amended to read in its entirety as follows:


        Company        Type of Stock    Certificate No.     No. of Shares

     Kaiser Aluminum      Common           SFU 1216           27,938,250
       Corporation

     MAXXAM Group         Common                  2                 100
       Inc.


                                 ARTICLE II

                      PLEDGE OF RELEASED KAISER SHARES

          To secure the full and punctual payment of principal and premium of and interest on the Securities and all other amounts payable pursuant to the Indenture, MGHI hereby grants to the Trustee, pursuant to Section 10.1(b) of the Indenture, for the benefit of the Holders and the Trustee, a first priority and (except for Liens permitted under Section 4.16 of the Indenture) exclusive security interest in all its right, title and interest in and to the following:

          (i) the 27,938,250 shares of Common Stock, par value $.01 per share, of Kaiser described on Exhibit D to the Indenture, as amended by this Second Supplemental Indenture;

          (ii) all certificates whether now owned or hereafter acquired representing any of the shares referred to in clause (i) of this
     Article II;

          (iii)all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed on or in exchange for any of the foregoing after the date hereof, including, without limitation, any stocks, bonds or other securities, options, warrants, or other such rights, cash or other property payable or distributable on any of the shares referred to in clause (i) of this Article II at any time after the date hereof, including, without limitation, any distribution on any such shares upon the dissolution or liquidation, in whole or in part, of the issuer of such shares or the consolidation or merger of such issuer with any other person or persons, or the reorganization of such issuer, or any distribution on any such shares of the capital or paid-in capital surplus or any part thereof of the issuer of such shares, in any form, or any subdivision, combination, reclassification or redemption of any such shares; and

          (iv) to the extent not included in clauses (i), (ii) and (iii) of this Article II, all proceeds (as defined in the Uniform Commercial Code as in effect on the date of the Indenture) of any and all of the foregoing (arising after the date hereof).

                                ARTICLE III

                          MISCELLANEOUS PROVISIONS

          Section 2.1. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

          Section 2.2. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICA-TION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT THAT THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN MATTERS CONCERNING THE VALIDITY AND PERFECTION OF SECURITY INTERESTS OF THE TRUSTEE IN FAVOR OF THE HOLDERS IN THE ACCOUNTS, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 2.3. Successors. All agreements of the Company in this Second Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

          Section 2.4. Multiple Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 2.5. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of
Article 9 of the Indenture.


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

                                 SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

Attest:                                 MAXXAM GROUP HOLDINGS INC.

By:      /S/ LISA S. BLAHA              By:     /S/ DELONA J. MOORE
     Name:     Lisa S. Blaha                 Name:     Delona J. Moore
     Title:    Assistant Secretary           Title:    Assistant Treasurer

Attest:                                 U.S. BANK TRUST NATIONAL
                                             ASSOCIATION
By:     /S/ JUDITH M. ZUZEK
     Name:     Judith M. Zuzek          By:   /S/ RICHARD H. PROKOSCH
     Title:    Assistant Secretary           Name:     Richard H. Prokosch
                                             Title:    Assistant Vice
                                                            President

                                        MAXXAM Inc. hereby consents to the
                                        execution and delivery of this
                                        Second Supplemental Indenture and
                                        confirms its agreements set forth
Attest:                                 in Article 12 of the Indenture

By:      /S/ LISA S. BLAHA              By:     /S/ PAUL N. SCHWARTZ
     Name:     Lisa S. Blaha                 Name:     Paul N. Schwartz
     Title:    Assistant Secretary           Title:    President